                                                                 Exhibit 4(e)

                                                                     [CONFORMED]
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                           THE TOLEDO EDISON COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),

                                                          TRUSTEE.

                            ------------------------

                       FORTY-THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 1, 1995

                            ------------------------

             (SUPPLEMENTAL TO INDENTURE DATED AS OF APRIL 1, 1947)

                            ------------------------

                   FIRST MORTGAGE BONDS, COLLATERAL SERIES C

                   FIRST MORTGAGE BONDS, COLLATERAL SERIES D

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

                               TABLE OF CONTENTS

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                                                           PAGE
                                                         ---------
PARTIES..................................................      1
RECITALS.................................................      1
FORM OF BOND OF THE 49TH SERIES..........................      4
FORM OF BOND OF THE 50TH SERIES..........................      9
GRANTING CLAUSES.........................................     14
                            ARTICLE I
       CREATION AND DESCRIPTION OF BONDS OF THE 49TH SERIES
SECTION 1.   Creation of Bonds of the 49th Series, limit
               on amount issuable........................     14
SECTION 2.   Interest Rate, Computation and Payment
               Dates.....................................     15
SECTION 3.   Place and coin of payment...................     15
SECTION 4.   Denomination................................     15
SECTION 5.   Transfer of Bonds of the 49th Series........     15
SECTION 6.   Registration of Bonds of the 49th Series....     16
SECTION 7.   Payments on Bonds of the 49th Series........     16
SECTION 8.   Authentication of Bonds of the 49th Series
               by Trustee................................     16
SECTION 9.   Redemption of Bonds of the 49th Series......     16

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                                                           PAGE
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
                            ARTICLE II
       CREATION AND DESCRIPTION OF BONDS OF THE 50TH SERIES
SECTION 1.   Creation of Bonds of the 50th Series, limit
               on amount issuable........................     17
SECTION 2.   Interest Rate, Computation and Payment
               Dates.....................................     17
SECTION 3.   Place and coin of payment...................     18
SECTION 4.   Denomination................................     18
SECTION 5.   Transfer of Bonds of the 50th Series........     18
SECTION 6.   Registration of Bonds of the 50th Series....     18
SECTION 7.   Payments on Bonds of the 50th Series........     18
SECTION 8.   Authentication of Bonds of the 50th Series
               by Trustee................................     18
SECTION 9.   Redemption of Bonds of the 50th Series......     19
                           ARTICLE III
                           THE TRUSTEE
The Trustee accepts trust created by Forty-third
  Supplemental Indenture.................................     19
                            ARTICLE IV
                     MISCELLANEOUS PROVISIONS
SECTION 1.   Ratification and approval of Original
               Indenture as supplemented.................     20
             Covenants of Original Indenture, except as
               modified, continue in effect..............     20
SECTION 2.   Forty-third Supplemental Indenture may be
               executed in counterparts..................     20
TESTIMONIUM CLAUSE.......................................     20
COMPANY'S SIGNATURES.....................................    S-1
TRUSTEE'S SIGNATURES.....................................    S-2
COMPANY'S ACKNOWLEDGMENT.................................    S-3
TRUSTEE'S ACKNOWLEDGMENT.................................    S-4

     FORTY-THIRD SUPPLEMENTAL INDENTURE, dated as of June 1, 1995, between THE TOLEDO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association existing under the laws of the United States of America, with its head office at 1 Chase Manhattan Plaza, The City of New York (hereinafter called the "Trustee"), as Trustee.

                                    RECITALS

     The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (hereinafter referred to as the "Original Indenture") to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2 7/8% Series due 1977, being the initial series of bonds issued under the Original Indenture; and

     The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

     The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, have not been affected, so that The Chase Manhattan Bank (National Association) is vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture (hereinafter defined), with like effect as if originally named as Trustee therein; and

     The Company has heretofore executed and delivered to the Trustee 35 Supplemental Indentures dated, respectively, as follows: Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15, 1994 and Forty-second, May 1, 1995 supplementing the Original Indenture (the Original Indenture, all the aforementioned Supplemental Indentures, this Forty-third Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the "Indenture" and this Forty-third Supplemental Indenture is hereinafter called "this Supplemental Indenture"); and

     Pursuant to the provisions of the Indenture, the Company has issued 48 series of bonds in the aggregate principal amount of $2,062,800,000 of which 29 series (including the Bonds of the 1977 Series issued pursuant to the Original Indenture) in the aggregate principal amount of $1,145,800,000 are no longer outstanding and of which additional portions, aggregating $36,875,000 in principal amount, of four other series have been retired; and

     The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

     Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

     The Company proposes to create two new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Collateral Series C (hereinafter called the "Bonds of the 49th Series") and First Mortgage Bonds, Collateral Series D (hereinafter called the "Bonds of the 50th Series") with the respective denominations, rates of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

     The Bonds of the 49th Series are to be issued by the Company and delivered to the Revolver Agent Bank (hereinafter defined) to (i) provide for the payment of the Company's obligations to make payments to any person under the Guaranty dated May 14, 1993 of the Company and The Cleveland Electric Illuminating Company (such guaranty, as amended from time to time, herein called the "Guaranty"), in favor of the Lenders party to the Credit Agreement dated as of May 14, 1993, as amended, among Centerior Energy Corporation and Centerior Service Company ("Obligors") and Citibank, N.A., as Agent, and the other banks named therein (such credit agreement, as amended from time to time, herein called the "Revolving Credit Agreement"), and (ii) to provide to such persons the benefits of the security provided for the Bonds of the 49th Series. As used herein, the term "Lenders" shall refer collectively to all banks which are parties to the Revolving Credit Agreement and the term "Revolver Agent Bank" shall refer to the bank designated in the Revolving Credit Agreement as the party responsible for holding the Bonds of the 49th Series as agent for the benefit of the Lenders.

     The Bonds of the 50th Series are to be issued by the Company and delivered to the LC Agent Bank (hereinafter defined) to (i) provide for the payment of the Company's obligations to make payments to any person under the Reimbursement Agreement dated as of June 29, 1995 among the Company, The Cleveland Electric Illuminating Company, Barclays Bank PLC, Union Bank, Society National Bank and Chemical Bank, as Co-Agents, and the participating banks named therein (such reimbursement agreement, as amended from time to time, herein called the "Reimbursement Agreement") and (ii) to provide to such persons the benefits of the security provided for the Bonds of the 50th Series. As used herein, the term "Participating Banks" shall refer collectively to all banks which are parties to the Reimbursement Agreement and the term "LC Agent Bank" shall refer to the bank designated in the Reimbursement Agreement as the party responsible for holding the Bonds of the 50th Series as agent for the benefit of the Participating Banks.

     The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Bonds of the 49th Series and the Bonds of the 50th

Series and of specifying the form, provisions and particulars thereof as in said Original Indenture, as amended, provided or permitted, including the issuance only of fully registered bonds, and of giving to the Bonds of the 49th Series and the Bonds of the 50th Series the protection and security of the Indenture; and

     The text of the Bonds of the 49th Series is to be substantially in the form following:

               [FORM OF FULLY REGISTERED BOND OF THE 49TH SERIES]

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR AGENT BANK UNDER THE CREDIT
     AGREEMENT DATED AS OF MAY 14, 1993, AS AMENDED, AMONG CENTERIOR ENERGY CORPORATION AND CENTERIOR SERVICE COMPANY (COLLECTIVELY, THE "OBLIGORS") AND
 CITIBANK, N.A. AND THE BANKS NAMED THEREIN (SUCH CREDIT AGREEMENT, AS AMENDED
             FROM TIME TO TIME, THE "REVOLVING CREDIT AGREEMENT").

                           THE TOLEDO EDISON COMPANY

                    FIRST MORTGAGE BOND, COLLATERAL SERIES C

No.   -                                                             $

     THE TOLEDO EDISON COMPANY, an Ohio corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal sum of Seventy-five Million Dollars ($75,000,000) or such lesser principal amount as is equal to 60% of the aggregate amount from time to time of the Lenders' Commitments (as defined in the Revolving Credit Agreement), in whole or in installments on such date or dates as the Company has any obligation to make payments under the Guaranty of the Company and The Cleveland Electric Illuminating Company dated May 14, 1993, as amended (the "Guaranty"), in favor of the Lenders (as defined in the Revolving Credit Agreement), but not later than June 1, 2006, at the same place or places as payments are required to be made by the Company under the Guaranty, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof at said place or places at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on such interest payment date on the Bonds of this Series (hereinafter defined) to equal 60% of the amount of interest and fees payable on such interest payment date under the Revolving Credit Agreement. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Revolving Credit Agreement, (each such date herein called an "interest payment date"), until maturity of this Bond, or, if the Agent Bank shall demand redemption of this Bond, until the redemption date, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). The amount of interest and fees payable from time to time under the Revolving Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Revolving Credit Agreement.

     Except as hereinafter provided, this Bond shall bear interest (a) from the interest payment date next preceding the date of this Bond to which interest has been paid, or (b) if the date of this Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Bond, then from the date of initial issue.

     This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of said Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the "Original Indenture"), made by the Company to The Chase National Bank of the City of New York (The Chase Manhattan Bank (National Association), successor), as Trustee (hereinafter called the "Trustee"), and by certain indentures supplemental thereto, including the Forty-third Supplemental Indenture dated as of June 1, 1995 (the Original Indenture and said indentures supplemental thereto herein collectively called the "Indenture" and said Forty-third Supplemental Indenture hereinafter called the "Supplemental Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

     This Bond is the only Bond of a series of Bonds designated as the First Mortgage Bonds, Collateral Series C, of the Company (herein called "Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $75,000,000 but the aggregate principal amount hereof outstanding at any time shall not exceed such lesser amount as is equal to 60% of the amount of the Lenders' Commitments and is issued under and secured by the Supplemental Indenture.

     The Bonds of this Series have been issued by the Company to the Agent Bank to (i) provide for the payment of the Company's obligations to make payments to any person under the Guaranty, and (ii) to provide to such persons the benefits of the security provided for the Bonds of this Series.

     As used herein, the term "Agent Bank" shall refer to the bank designated in the Revolving Credit Agreement as the party responsible for holding the Bonds of this Series as agent for the benefit of the Lenders. The Bonds of this

Series have been delivered to the Agent Bank as agent for the benefit of the Lenders.

     Any payment made in respect of the Company's obligations under the Guaranty or by the Obligors under the Revolving Credit Agreement shall be deemed a payment in respect of the Bonds of this Series, but such payment shall not reduce the principal amount of the Bonds of this Series unless the aggregate amount of the Lenders' Commitments is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Guaranty and the obligations of the Obligors under the Revolving Credit Agreement have been discharged, this Bond shall be deemed to have been paid in full and shall be surrendered to the Trustee for cancellation.

     The Bonds of this Series are subject to redemption prior to maturity as provided in Section 9 of Article I of the Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed and any accrued and unpaid interest and all other amounts payable by the Company under the Guaranty.

     The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

     No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Chase Manhattan Bank (National Association) or its successor, as Trustee under the Indenture.

     IN WITNESS WHEREOF, THE TOLEDO EDISON COMPANY has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated                              THE TOLEDO EDISON COMPANY

                                   By
                                                                 Vice President.
Attest:

                    Secretary.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION), AS TRUSTEE

                                   By
                                                             Authorized Officer.

                    [END OF FORM OF BOND OF THE 49TH SERIES]

     The text of the Bonds of the 50th Series is to be substantially in the form following:

               [FORM OF FULLY REGISTERED BOND OF THE 50TH SERIES]

    THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR AGENT BANK UNDER THE REIMBURSEMENT AGREEMENT DATED AS OF JUNE 29, 1995 AMONG THE COMPANY AND THE
CLEVELAND ELECTRIC ILLUMINATING COMPANY, BARCLAY'S BANK PLC, UNION BANK, SOCIETY
    NATIONAL BANK AND CHEMICAL BANK AND THE OTHER BANKS NAMED THEREIN (SUCH REIMBURSEMENT AGREEMENT, AS AMENDED FROM TIME TO TIME, THE "REIMBURSEMENT
                                  AGREEMENT).

                           The Toledo Edison Company

                    FIRST MORTGAGE BOND, COLLATERAL SERIES D

No.   -                                                             $

     THE TOLEDO EDISON COMPANY, an Ohio corporation (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns, the principal sum of One Hundred Thirty-five Million, Six Hundred Thousand Dollars ($135,600,000) or such lesser principal amount as is equal to 60% of the sum of (a) the Maximum Available Credit Amount (as defined in the Reimbursement Agreement) from time to time of the Letters of Credit (as defined in the Reimbursement Agreement) plus (b) the aggregate principal amount of Letter of Credit drawings and Advances (as defined in the Reimbursement Agreement) outstanding from time to time under the Reimbursement Agreement minus (c) the amount, if any, of cash collateral held by the Agent Bank (hereinafter defined) under the Reimbursement Agreement ("Cash Collateral"), in whole or in installments on such date or dates as the Company has any obligation to (i) reimburse the Fronting Bank (as defined in the Reimbursement Agreement) for any amounts paid by the Fronting Bank under a Letter of Credit or (ii) repay any Advance, but not later than June 1, 2017, at the same place or places as such reimbursement and repayment obligations are payable, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof at said place or places at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on such interest payment date on the Bonds of this Series (hereinafter defined) to equal 60% of the amount of interest and fees payable on such interest payment date under the Reimbursement Agreement multiplied by a fraction, the numerator of which is the aggregate principal amount of Bonds of this Series then outstanding and the denominator of which is such aggregate principal amount plus 60% of the amount, if any, of Cash Collateral. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Reimbursement Agreement (each such date hereinafter called an "interest payment date"), until maturity of this Bond, or, if the Agent Bank shall demand redemption of this Bond, until the redemption date, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). The amount of interest and fees payable from time to time under the Reimbursement Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Reimbursement Agreement.

     Except as hereinafter provided, this Bond shall bear interest (a) from the interest payment date next preceding the date of this Bond to which interest has been paid, or (b) if the date of this Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Bond, then from the date of initial issue.

     This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of said Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the "Original Indenture"), made by the Company to The Chase National Bank of the City of New York (The Chase Manhattan Bank (National Association), successor), as Trustee (hereinafter called the "Trustee"), and by certain indentures supplemental thereto, including the Forty-third Supplemental Indenture dated as of June 1, 1995 (the Original Indenture and said indentures supplemental thereto herein collectively called the "Indenture" and said Forty-third Supplemental Indenture hereinafter called the "Supplemental Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

     This Bond is the only Bond of a series of Bonds designated as the First Mortgage Bonds, Collateral Series D, of the Company (herein called "Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $135,600,000 but the aggregate principal amount hereof outstanding at any time shall not exceed such lesser amount as is equal to 60% of the sum of (a) the Maximum Available Credit Amount from time to time of the Letters of Credit plus (b) the aggregate principal amount of Letter of Credit drawings and Advances outstanding from time to time under the Reimbursement Agreement minus (c) the amount, if any, of

Cash Collateral, and is issued under and secured by the Supplemental Indenture.

     The Bonds of this Series have been issued by the Company to the Agent Bank to (i) provide for the payment of the Company's obligations to make payments to any person under the Reimbursement Agreement and (ii) to provide to such persons the benefits of the security provided for the Bonds of this Series.

     As used herein, the term "Agent Bank" shall refer to the bank designated in the Reimbursement Agreement as the party responsible for holding the Bonds of this Series as agent for the benefit of the Participating Banks (as defined in the Reimbursement Agreement). The Bonds of this Series have been delivered to the Agent Bank as agent for the Participating Banks.

     Any payment made in respect of the Company's obligations under the Reimbursement Agreement shall be deemed a payment in respect of the Bonds of this Series, but such payment shall not reduce the principal amount of the Bonds of this Series unless the sum of (a) the Maximum Available Credit Amount of the Letters of Credit, plus (b) the aggregate principal amount of Letter of Credit drawings and Advances then outstanding under the Reimbursement Agreement, is reduced concurrently with such payment. In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged, this Bond shall be deemed paid in full and shall be surrendered to the Trustee for cancellation.

     The Bonds of this Series are subject to redemption prior to maturity as provided in Section 9 of Article II of the Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, any accrued and unpaid interest and all other amounts payable by the Company under the Reimbursement Agreement.

     The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

     No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Chase Manhattan Bank (National Association) or its successor, as Trustee under the Indenture.

     IN WITNESS WHEREOF, THE TOLEDO EDISON COMPANY has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated
                                   THE TOLEDO EDISON COMPANY

                                   By
                                                                 Vice President.
Attest:

                    Secretary.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION), AS TRUSTEE

                                   By
                                                             Authorized Officer.

                      [END OF FORM OF BOND OF 50TH SERIES]

     All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Bonds of the 49th Series and the Bonds of the 50th Series, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:

                                   ARTICLE I
              CREATION AND DESCRIPTION OF BONDS OF THE 49TH SERIES

     SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as "First Mortgage Bonds, Collateral Series C" (such bonds herein referred to as the "Bonds of the 49th Series"). The Bonds of the 49th Series shall be limited to an aggregate principal amount of $75,000,000 but the aggregate principal amount thereof outstanding at any time shall not exceed such lesser amount as is equal to 60% of the aggregate amount of the Lenders' Commitments (as defined in the Revolving Credit Agreement). The Bonds of the 49th Series shall be substantially in the form hereinbefore recited.

     SECTION 2. The principal of all Bonds of the 49th Series shall be payable in whole or in installments on such date or dates as the Company has any obligations under the Guaranty to make any payment to the Lenders, but not later than June 1, 2006, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on each interest payment date on the Bonds of the 49th Series to equal 60% of the amount of interest and fees payable on such interest payment date under the Revolving Credit Agreement. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Revolving Credit Agreement (each such date herein called an "interest payment date"), until the maturity of the Bonds of the 49th Series, or, in the case the Revolver Agent Bank shall demand redemption of any such Bonds, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest and fees payable from time to time under the Revolving Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Revolving Credit Agreement.

     Except as hereinafter provided, each Bond of the 49th Series shall bear interest from the later of the date of initial authentication of such Bond or the most recent date to which interest has been paid until the principal of such Bond is paid.

     SECTION 3. The Bonds of the 49th Series shall be payable as to principal and interest at the same place or places as payments are required to be made by the Company under the Guaranty; and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     SECTION 4. The Bonds of the 49th Series shall be issued only as one fully registered Bond in the denomination of $75,000,000.

     SECTION 5. Bonds of the 49th Series shall be transferable only to a successor Revolver Agent Bank under the Revolving Credit Agreement in the manner and upon the terms set forth in sec. 2.05 of the Original Indenture, but notwithstanding the provisions of sec. 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of the 49th Series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     SECTION 6. The Bonds of the 49th Series shall be registered in the name of the Revolver Agent Bank.

     SECTION 7. Any payment made in respect of the Company's obligations under the Guaranty or by the Obligors under the Revolving Credit Agreement shall be deemed a payment in respect of the Bonds of the 49th Series but such payment shall not reduce the principal amount of the Bonds of the 49th Series unless the aggregate amount of the Lenders' Commitments is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Guaranty and the obligations of the Obligors under the Revolving Credit Agreement have been discharged, the Bonds of the 49th Series shall be deemed to be paid in full.

     SECTION 8. The Bonds of the 49th Series may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

     SECTION 9. The Bonds of the 49th Series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, but only if the Trustee shall receive a written demand from the Revolver Agent Bank for redemption of all Bonds of the 49th Series held by the Revolver Agent Bank stating that an "Event of Default" under the Revolving Credit Agreement has occurred and is continuing and that payment of the principal amount outstanding under the Revolving Credit Agreement, all interest thereon and all other amounts payable thereunder are immediately due and payable and demanding payment thereof; provided, however, that the Bonds of the 49th Series shall not be redeemed in the event that prior to the date of such redemption the Trustee shall have received a certificate of the Revolver Agent Bank (a) stating that there has been a waiver of such Event of Default, or (b) withdrawing said written demand. The redemption of the Bonds of the 49th Series shall be made forthwith upon receipt of such demand by the Company from the Majority Banks (as defined in the Revolving Credit Agreement), the Revolver Agent Bank on behalf of the Majority Banks, or the Trustee.

                                   ARTICLE II
              CREATION AND DESCRIPTION OF BONDS OF THE 50TH SERIES

     SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as "First Mortgage Bonds, Collateral Series D" (such bonds herein referred to as the "Bonds of the 50th Series"). The Bonds of the 50th Series shall be limited to an aggregate principal amount of $135,600,000 but the aggregate principal amount thereof outstanding at any time shall not exceed such lesser amount as is equal to 60% of the sum of (a) the Maximum Available Credit Amount (as defined in the Reimbursement Agreement) from time to time of the Letters of Credit (as defined in the Reimbursement Agreement), plus (b) the aggregate principal amount of Letter of Credit drawings and Advances (as defined in the Reimbursement Agreement) minus (c) the amount, if any, of cash collateral held by the LC Agent Bank under the Reimbursement Agreement ("LC Cash Collateral"), outstanding from time to time under the Reimbursement Agreement. The Bonds of the 50th Series shall be substantially in the form hereinbefore recited.

     SECTION 2. The principal of all Bonds of the 50th Series shall be payable in whole or in installments on such date or dates as the Company has any obligations to (i) reimburse the Fronting Bank (as defined in the Reimbursement Agreement) for any amounts paid by the Fronting Bank under a Letter of Credit and (ii) repay any Advance, but not later than June 1, 2017, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on each interest payment date on the Bonds of the 50th Series to equal 60% of the amount of interest and fees payable on such interest payment date under the Reimbursement Agreement multiplied by a fraction, the numerator of which is the aggregate principal amount of Bonds of the 50th Series then outstanding and the denominator of which is such aggregate principal amount plus 60% of the amount, if any, of LC Cash Collateral. Such interest shall be payable on the same dates from time to time as interest or fees are payable from time to time pursuant to the Reimbursement Agreement (each such date herein called an "interest payment date"), until the maturity of the Bonds of the 50th Series, or, in the case the LC Agent Bank shall demand redemption of any such Bonds, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest and fees payable from time to time under the Reimbursement Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Reimbursement Agreement.

     SECTION 3. The Bonds of the 50th Series shall be payable as to principal and interest at the same place or places as payments are required to be made by the Company under the Reimbursement Agreement; and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     SECTION 4. The Bonds of the 50th Series shall be issued only as one fully registered Bond in the denomination of $135,600,000.

     SECTION 5. Bonds of the 50th Series shall be transferable only to a successor LC Agent Bank under the Reimbursement Agreement in the manner and upon the terms set forth in sec. 2.05 of the Original Indenture, but notwithstanding the provisions of sec. 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of the 50th Series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     SECTION 6. The Bonds the 50th Series shall be registered in the name of the LC Agent Bank.

     SECTION 7. Any payment made in respect of the Company's obligations under the Reimbursement Agreement shall be deemed a payment in respect of the Bonds of the 50th Series, but such payment shall not reduce the principal amount of the Bonds of the 50th Series unless the sum of (a) the Maximum Available Credit Amount of the Letters of Credit plus (b) the aggregate principal amount of Letter of Credit drawings and Advances then outstanding under the Reimbursement Agreement is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged, the Bonds of the 50th Series shall be deemed to be paid in full.

     SECTION 8. The Bonds of the 50th Series may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

     SECTION 9. The Bonds of the 50th Series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, but only if the Trustee shall receive a written demand from the LC Agent Bank for redemption of all Bonds of the 50th Series held by the LC Agent Bank stating that a "Reimbursement Event of Default" under the Reimbursement Agreement has occurred and is continuing and that payment of the Advances and all other principal amounts outstanding under the Reimbursement Agreement, all interest thereon and all other amounts payable thereunder are due and payable within two Business Days (as defined in the Reimbursement Agreement) after demand therefor by the Required Banks (as defined in the Reimbursement Agreement) or are then due and payable; provided, however, that the Bonds of the 50th Series shall not be redeemed in the event that prior to the date of such redemption the Trustee shall have received a certificate of the LC Agent Bank
(a) stating that there has been a waiver of such Reimbursement Event of Default or (b) withdrawing said written demand. The redemption of the Bonds of the 50th Series shall be made forthwith upon receipt of such demand by the Company from the Required Banks, the LC Agent Bank on behalf of the Required Banks, or the Trustee.

                                  ARTICLE III
                                  THE TRUSTEE

     The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

     SECTION 1. The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture. All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

     SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, The Toledo Edison Company has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf and The Chase Manhattan Bank (National Association), as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all as of the day and year first above written.

                                      THE TOLEDO EDISON COMPANY,

                                      By               G.R. LEIDICH
                                                     Vice President

Attest:        J.T. PERCIO
               Secretary

Signed, sealed and acknowledged on behalf of THE TOLEDO EDISON COMPANY in the presence of

          PATRICIA BARKEY
-----------------------------------
Patricia A. Barkey
         SONDRA Y. CLARKE
-----------------------------------
Sondra Y. Clarke
           As witnesses

[SEAL]

                                      THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION), as Trustee,

                                      By              VALERIE DUNBAR
                                                  Second Vice President

Attest:          SAM SCHWARTZMAN
          Assistant Secretary

Signed, sealed and acknowledged on behalf of THE CHASE MANHATTAN BANK (NATIONAL
  ASSOCIATION) in the presence of

        LYNN M. FITZPATRICK
-----------------------------------
Lynn M. Fitzpatrick
         DONNA FITZSIMMONS
-----------------------------------
Donna Fitzsimmons
           As witnesses
                                                       [SEAL]

STATE OF OHIO      )
COUNTY OF CUYAHOGA ) ss:

     On this     day of June, 1995, before me personally appeared GARY R.
LEIDICH and J. T. PERCIO to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                              SONDRA Y. CLARKE

                                        ----------------------------
                                               Notary Public
                                              Sondra Y. Clarke
                                        Notary Public, State of Ohio
                                        Recorded in Cuyahoga County
                                           My Commission Expires
                                             November 25, 1998

[SEAL]

STATE OF NEW YORK   )
COUNTY OF NEW YORK  ) ss:

     On this     day of June, 1995, before me personally appeared VALERIE DUNBAR and SAM SCHWARTZMAN to me personally known, who being by me severally duly sworn, did say that they are a Second Vice President and an Assistant Secretary, respectively, of The Chase Manhattan Bank (National Association), that the seal affixed to the foregoing instrument is the corporate seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said association.

                                             MARGARET M. PRICE

                                        ----------------------------
                                               Notary Public
                                        Notary Public, State of New
                                                    York
                                               No. 24-4980599
                                         Qualified in Kings County
                                        Commission Expires April 22,
                                                    1997

THIS INSTRUMENT PREPARED BY KEVIN P. MURPHY, ATTORNEY AT LAW.
[SEAL]

     This page contains information as to recording and filing which was not set forth in this Supplemental Indenture at the time of execution. This page is not a part of this Supplemental Indenture.

                           RECORDING AND FILING DATA

     This Supplemental Indenture was filed for record and recorded in the record of mortgages in the offices of the Recorders of the following Counties:

         COUNTY                VOLUME         PAGE(S)          FILED FOR RECORD
-------------------------    ----------     ------------     ---------------------
Ohio
  Belmont................         639            642                 June 30, 1995
  Defiance...............         324            843                 June 29, 1995
  Erie...................         227            544                 June 29, 1995
  Fulton.................         329            547                 June 29, 1995
  Henry..................         270            246                 June 29, 1995
  Lake...................        1131            284                 June 29, 1995
  Lorain.................        1104            787                 June 29, 1995
  Monroe.................          14            309                 June 30, 1995
  Ottawa.................         456            843                 June 29, 1995
  Paulding...............         292            453                 June 29, 1995
  Putnam.................         578            192                 June 29, 1995
  Sandusky...............         479            998                 June 29, 1995
  Seneca.................         512            636                 June 29, 1995
  Williams...............         350            655                 June 29, 1995
  Wood...................        1014            282                 June 29, 1995
Pennsylvania
  Beaver.................        1374            750                 June 29, 1995

                             MICROFICHE
                             ----------
  Lucas, Ohio............    95-1249A07

     An amendment to a previously filed financing statement and a counterpart of this Supplemental Indenture were filed in the office of the Secretary of the Commonwealth of Pennsylvania on July 6, 1995 under original or amendment file number 07851362, microfilm number 24450676, to comply with the filing requirements of the Pennsylvania enactment of the Uniform Commercial Code.